UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2013

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12173	36-4094854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South Wacker Drive, Suite 3550 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 573-5600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 6, 2013, Julie M. Howard, Chief Executive Officer of Navigant Consulting, Inc. (the “Company”), adopted a trading plan in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and the Company’s insider trading policy.

The trading plan provides for the sale of shares of the Company’s common stock currently owned by Ms. Howard from time to time during the period beginning on January 6, 2014 and ending on July 6, 2014, assuming a specified minimum price threshold is met. Transactions effected under the trading plan will be reported by Ms. Howard on Forms 144 and Forms 4, as applicable, filed with the Securities and Exchange Commission.

Ms. Howard adopted the trading plan for individual investment diversification and financial planning purposes. Ms. Howard is, and will continue to be, in compliance with the Company’s stock ownership guidelines after the completion of the sales contemplated by the trading plan.

The Company does not undertake to report similar trading plans that may be adopted by any executive officers or directors in the future, or to report any modifications or terminations of any publicly announced trading plans, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: December 6, 2013	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Executive Vice President, Secretary and General Counsel